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                       FORM OF TAG-ALONG RIGHTS AGREEMENT


          This Tag-Along Rights Agreement (this "AGREEMENT") is made as of January 31, 1997 by and between Cerberus Partners, L.P., a Delaware limited partnership ("CERBERUS") on behalf of itself and its affiliates and the accounts referred to in clause (B) of Section 1(b)(ii) below, United States Trust Company of New York, as the warrant agent (together with its successor and assigns, the "WARRANT AGENT") under the Warrant Agreements (as defined below) and the Initial Holders (as defined below).

                                    RECITALS

          WHEREAS, pursuant to the Debtors' First Amended Chapter 11 Plan, as Revised for Technical Corrections dated October 4, 1996 and Supplemental Amendments on December 2, 1996 and December 13, 1996, (the "POR"; all capitalized terms used herein without definition having the meanings given thereto in the POR), and an Asset Purchase Agreement dated as of January 31, 1997, WEI Acquisition Co., a Delaware corporation (the "COMPANY") will acquire substantially all of the assets of Wherehouse Entertainment, Inc., and its parent, WEI Holdings, Inc., which companies are debtors and debtors-in-possession in Case No. 95-911 (HSB) (Jointly Administered) in the United States Bankruptcy Court for the District of Delaware;

          WHEREAS, Cerberus and the other holders of the Senior Lender Claims will acquire pursuant to the POR a majority of the shares of common stock, par value $0.01, of the Company (the "COMMON STOCK");

          WHEREAS, the POR provides that the Company shall issue to the holders of the Senior Subordinated Note Claims three tranches of warrants and such warrants will be issued pursuant to (i) that certain Warrant Agreement dated as of the date hereof (the "TRANCHE A WARRANT AGREEMENT") by and between the Company and the Warrant Agent relating to the Tranche A Warrants (the "TRANCHE A WARRANTS"), (ii) that certain Warrant Agreement dated as of the date hereof (the "TRANCHE B WARRANT AGREEMENT") by and between the Company and the Warrant Agent relating to the Tranche B Warrants (the "TRANCHE B WARRANTS") and (iii) that certain Warrant Agreement dated as of the date hereof (the "TRANCHE C WARRANT AGREEMENT"; and, together with the Tranche A Warrant Agreement and the Tranche B Warrant Agreement, the "WARRANT AGREEMENTS") by and between the Company and the Warrant Agent relating to the Tranche C Warrants (the "TRANCHE C WARRANTS"; and, together with the Tranche A Warrants and the Tranche B Warrants, the "WARRANTS");

          WHEREAS, the POR provides that this Agreement shall have been entered into by Cerberus and the Warrant Agent as a condition to the effectiveness of the POR.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto agree as follows:


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          11.  TAG-ALONG RIGHT; NOTICES; EXERCISED SHARES; CUTBACKS; EXPIRATION.

          (a)  TAG-ALONG RIGHT.  Prior to the Expiration Date (as defined in
Section 1(e) below), each Holder (as defined below) that executes and delivers a counterpart of this Agreement (each an "INITIAL HOLDER") shall have the right (the "TAG-ALONG RIGHT") to require Cerberus to cause any third party (the "THIRD PARTY PURCHASER") who proposes to purchase from Cerberus (or any of its affiliates or any accounts managed by Cerberus after which purchase Cerberus shall cease to have the power to exercise control of the shares of Common Stock so transferred) in one or a series of related transactions beneficial ownership to at least 750,000 shares of Common Stock acquired by Cerberus under the POR (as adjusted for any stock split, stock dividend, subdivision, reissuance, reclassification or other adjustment to the Common Stock held by Cerberus) (such sale, a "TAG-ALONG SALE") to purchase from such Initial Holder up to the number of whole Exercised Shares (as defined in Section 1(c) below and rounded to avoid fractional shares) equal to the number (the "WARRANTHOLDER'S PORTION") derived by multiplying the total number of shares of Common Stock subject to the Warrant(s) initially distributed to such Initial Holder exercising a Tag-Along Right and held by such Initial Holder prior to the Tag-Along Sale (whether through unexercised Warrants or through Exercised Shares (as defined in Section 1(c) below)) by a fraction, the numerator of which is the number of shares of Common Stock proposed to be purchased by the Third Party Purchaser in the Tag-Along Sale and the denominator of which is the sum of (x) the total number of shares of Common Stock held by Cerberus, (y) the total number of shares of Common Stock issuable upon exercise of all of the unexercised Warrants and the total number of Exercised Shares, in each case, held by all of the Initial Holders prior to the Tag-Along Sale and (z) if Alvarez & Marsal, Inc. or its affiliates (collectively, "A&M") have the right to participate in the Tag-Along Sale, the total number of shares of Common Stock issuable to A&M upon the exercise of all stock options, rights or warrants held by A&M, in each case on a fully diluted basis, assuming the exercise in full of all such Warrants, options and other rights outstanding. The purchase price for any Exercised Shares purchased from the Initial Holders pursuant to this Section 1 shall be at the same price per share and the sale shall also be made upon the same terms and conditions as such proposed transfer by Cerberus (the "TRANSFER TERMS"). As used in this Agreement, "Holder" shall mean only those holders of Senior Subordinated Note Claims (i) that are holders of Senior Subordinated Note Claims as of January 31, 1997 (the "Record Date") and (ii) that have provided evidence reasonably satisfactory to the Warrant Agent that they were holders of Senior Subordinated Note Claims as of the Record Date. No other holders of Senior Subordinated Note Claims or Warrants shall be entitled to any rights under this Agreement.

          (b) NOTICES; ELECTION TO SELL. (i) If a Tag-Along Sale is a negotiated sale to a non-broker-dealer Third-Party Purchaser, Cerberus shall promptly notify the Warrant Agent if Cerberus proposes to make a Tag-Along Sale giving rise to the Tag-Along Right, and shall furnish to the Warrant Agent the Transfer Terms and a copy of any written offer or agreement pertaining thereto (the "CERBERUS NOTICE"). Upon receipt of the Cerberus Notice, the Warrant Agent shall, within three (3) Business Days of the receipt of such notice from Cerberus, provide written notice to the Initial Holders (the "WARRANT AGENT NOTICE") of the


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proposed Tag-Along Sale setting forth the Transfer Terms, together with a letter of transmittal in the form set forth on Exhibit A attached hereto (the "LETTER OF TRANSMITTAL"). The Tag-Along Right may be exercised by an Initial Holder by delivery of a properly completed Letter of Transmittal, together with the share certificates, to the Warrant Agent within fifteen (15) Business Days following its receipt of the Warrant Agent Notice. Among other matters, the Letter of Transmittal shall state the number of Exercised Shares that the Warrantholder proposes to include in the Tag-Along Sale (not to exceed the Warrantholder's Portion). Any Tag-Along Rights held by an Initial Holder to participate in a Tag-Along Sale shall expire with respect to that Tag-Along Sale if a properly completed Letter of Transmittal, together with the requisite certificates and other documents required thereby, are not timely received by the Warrant Agent.

          (ii) Notwithstanding anything to the contrary in this Agreement, Tag-Along Sales shall be deemed NOT to include, and Tag-Along Rights shall not be available in connection with, any of the following transfers: (A) transfers to affiliates of Cerberus; (B) transfers to funds or accounts managed by Cerberus after which Cerberus continues to have the power to exercise control of the shares of Common Stock so transferred; and (C) sales into the market or through customary broker transactions.

          (iii) In the case of a sale of Common Stock that in the absence of clause (C) of paragraph (ii) above would constitute a Tag-Along Sale, Cerberus shall notify the Warrant Agent of the number of shares sold and the cash price received in such sale (the "CERBERUS TERMS") promptly following completion of the sale. Upon receipt of such notice, the Warrant Agent shall promptly provide written notice to the Initial Holders of the Cerberus Terms, together with a letter of transmittal (a "MARKET SALE COMMITMENT") in the form set forth in Exhibit B attached hereto. An Initial Holder may sell to Cerberus, and Cerberus shall purchase at the cash price specified in the Cerberus Terms (a "TAG-ALONG MARKET SALE"), the Warrant Holder's Portion of the Market Sale (calculated as if it were a Tag-Along Sale) if such Initial Holder delivers a properly completed Market Sale Commitment to the Warrant Agent within ten (10) Business Days after receipt by such Initial Holder of notice from Cerberus of the Cerberus Terms. Any right to cause Cerberus to purchase shares hereunder shall expire if a properly completed Market Sale Commitment, together with the requisite certificates and other documents required thereby, is not timely received by the Warrant Agent.

          (c) EXERCISED SHARES. Notwithstanding anything to the contrary contained herein, only those Warrants that are exercised into shares of Common Stock pursuant to the terms of the Warrant Agreement under which they were issued (the "EXERCISED SHARES") prior to the Tag-Along Sale or Tag-Along Market Sale, shall be entitled to the Tag-Along Right. On or prior to the date on which the Tag-Along Sale or Tag-Along Market Sale pursuant to Section 1(b)(i) or
(iii) above, respectively, is scheduled to close, each Initial Holder that submitted a Letter of Transmittal or Market Sale Commitment, as the case may be, shall exercise that number of Warrants equal to the number of Exercised Shares (not exceeding the Warrantholder's Portion) set forth in the Letter of Transmittal or Market Sale Commitment, as the case may be (the "Noticed Shares") in accordance with the terms of the


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Warrant Agreement under which such Warrants were issued, such exercise to be effective upon consummation of the sale, and any such Warrants not so exercised shall be deemed exercised to the extent of the Noticed Shares for all purposes on the date of the Tag Along Sale or the Tag-Along Market Sale, as the case may be, as reduced pursuant to Section 1(d) below, as applicable, and in such event the Exercise Price shall be deducted from the purchase price and delivered to the Warrant Agent.

          (d) CUT-BACKS. If the Third Party Purchaser purchases a number of shares of Common Stock that is less than the number of shares set forth in the Transfer Terms or the number of shares that all persons entitled to participate in the Tag-Along Sale propose to include in the Tag-Along Sale, the number of shares to be included in the Tag-Along Sale by the Initial Holders, Cerberus and the other parties entitled to participate in the Tag-Along Sale shall be reduced pro-rata based on the number of shares originally permitted to be included by such parties prior to such reduction. Any Exercised Shares not actually sold by an Initial Holder as a result of the application of the previous sentence shall not be deemed exercised.

          (e) EXPIRATION. Each Initial Holder's rights under Section 1 shall expire upon the earliest of (the "EXPIRATION DATE") (i) three years after the issuance of the Warrants, (ii) the completion of a public offering of the Common Stock yielding proceeds of at least $5,000,000 pursuant to a registration statement under the Securities Act of 1933, as amended, (iii) the 181st day after the listing of the Common Stock on the New York Stock Exchange or the American Stock Exchange, or the commencement of bid and ask or similar price quotations for the Common Stock on the "National Market" system of NASDAQ, and
(iv) with respect to the Warrants and Exercised Shares so transferred, upon the sale, disposition, grant or other transfer of a Warrant or Exercised Share.

          2. NON-TRANSFERABLE. The Tag-Along Right granted to an Initial Holder under this Agreement shall not be transferrable by the Initial Holder and the Warrant Agent shall not recognize or give effect to any such transfer.

          3.   GENERAL.

          (a) AMENDMENT. No modification or amendment of, or waiver under, this Agreement shall be valid unless in writing and signed by each of the parties hereto.

          (b) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to conflict of law principles.

          (c) SEVERABILITY. If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.


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          (d)  NOTICES.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or sent by overnight courier express service or two days after having been deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as follows:

          (1)  If to the Warrant Agent, to:

               United States Trust Company of New York
                 Corporate Trust Division
               114 West 47th Street, 15th Floor
               New York, NY  10036-1532
               Attention:  Louis Young

          (2)  If to the Company, to:

               19701 Hamilton Avenue
               Torrance, California  90502-1334
               Attention:  Henry Del Castillo

               with a copy to:

               O'Melveny & Myers LLP
               400 South Hope Street
               Los Angeles, California  90071
               Attention:  Ben H. Logan, Esq. and
                           C. James Levin Esq.

               and a copy to:

               Cerberus Partners, L.P.
               950 Third Avenue
               New York, New York  10022
               Attention:  Robert Davenport

          (3) If to the Initial Holders, to the address set forth in the register maintained by the Warrant Agent or to such other address or addresses as each of the parties hereto (except the Initial Holders) may communicate in writing to the other. Written notice given by any other method shall be deemed effective only when actually received by the party to whom given.

          (e) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto respecting the subject matter hereof and supersedes all prior discussions and understandings.


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          (f)  ASSIGNMENT.  This Agreement may not be assigned by the Initial
Holders.

          (g) COUNTERPARTS. This Agreement may be signed in counterparts and each such counterpart shall be deemed to be an original and all such counterparts shall be deemed to be one and the same instrument.

          (h) NON-SIGNING HOLDERS. This Agreement shall be effective with respect to each Initial Holder irrespective of whether there are other holders of Senior Subordinated Note Claims who were eligible to become an Initial Holder with rights under this Agreement, but failed to execute this Agreement or failed to provide evidence to the Warrant Agent that they were holders of Senior Subordinated Note Claims as of the Record Date. Any holder of a Senior Subordinated Note Claim who fails to execute this Agreement by the date that is two-months from the Effective Date (the "INITIAL HOLDER DEADLINE") shall not be entitled to any Tag-Along Rights or other rights under this Agreement irrespective of whether such holder would otherwise have qualified as an Initial Holder. Warrant Agent shall use its commercially reasonable best efforts to identify the parties entitled to become an Initial Holder hereunder prior to the Initial Holder Deadline, but shall not have any obligation to identify such parties after the Initial Holder Deadline.

                  [remainder of page intentionally left blank]


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          IN WITNESS THEREOF, the parties have executed this Agreement as of the day and year first above written.


                                   CERBERUS PARTNERS, L.P.


                                   By:
                                      -------------------
                                   Name:
                                        -----------------
                                   Its:  General Partner


                                   UNITED STATES TRUST COMPANY OF NEW YORK


                                   By:
                                      -------------------
                                   Name:
                                        -----------------
                                   Its:
                                        -----------------

                                   INITIAL HOLDERS


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